TURNER FUNDS
Registration No. 811-07527
FORM N-SAR
Semi-Annual Period Ended March 31, 2006


List of attachments in response to Item 77:
	Item Number
Attachment

	A					Y
	B					N
	C					Y
	D					N
	E					N
	F					N
	G					N
	H					N
	I					Y
	J					N
	K					N
	L					N
	M					N
	N					N
    N
	P					N
	Q1					Y
	Q2					N
	Q3					N

SUB-ITEM 77C:  Submission of matters to a vote of
security holders.
(a)	Pursuant to a Consent of Sole Shareholder of
the Large Cap Value Fund dated October 7,
2005, Turner Investment Partners, Inc., as sole shareholder, approved the following matter with regards to the Large Cap Value
Fund: the form, terms and provisions of the Investment Advisory Agreement between Turner
Funds and Turner Investment Partners, Inc.
with respect to the Large Cap Value Fund.

SUB-ITEM 77I: Terms of new or amended securities.
The Prospectus and the Statement of Additional
Information relating to the Large Cap Value Fund, as
filed with the Securities and Exchange Commission on
October 7, 2005 pursuant to Rule 485(b) under the
Securities Act of 1933 (Accession No. 0001135428-05-
000598), are incorporated herein by reference.
SUB-ITEM 77Q1:  Exhibits.
  (e)	Investment Advisory Agreement between Turner
Funds and Turner Investment Partners, Inc. with respect to the Large Cap Value Fund as filed with the Securities and Exchange Commission on July 25,
2005 as Exhibit (d)(4) to the Registrants
Registration Statement filed pursuant to Rule 485(a) under the Securities Act of 1933 (Accession No.
0001135428-05-000364), is incorporated herein by reference.





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